Exhibit 3.7

FILED OFFICE OF

STATE CORPORATION COMMISSION
OF NEW MEXICO
DEC 2 – 1976
CORPORATION AND
FRANCHISE TAX DEPTS.

ARTICLES OF INCORPORATION

I, the undersigned, being a citizen of the United States and a resident of the State of New Mexico, ROBERT R. (Buster) DIAL, do hereby certify that I have on this date formed a corporation under the laws of the State of New Mexico, and I do further certify:

ARTICLE I.

The name of the corporation shall be DIAL OIL CO.

ARTICLE II.

The purposes for which the corporation is formed are:

(a) To maintain and operate a jobbership for Continental Oil Company.

(b) To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Act of the State of New Mexico.

ARTICLE III.

The total authorized capital stock of this corporation shall be 50,000 shares of the par value of $1.00 per share and all of said stock shall be common stock.

ARTICLE IV.

The corporation will not commence business until consideration of the value of not less than $1,000.00 shall be received for the issuance of shares of stock in the corporation.

The ownership and transfer of stock in this corporation shall be controlled by the By-Laws of said corporation.

ARTICLE VI.

The address of the initial registered office of this corporation shall be 306 S. Church, Aztec, New Mexico 87410, and the name of the registered agent at said address is ROBERT R. (Buster) DIAL.

ARTICLE VII.

The number of directors constituting the initial Board of Directors is three, and the following named persons shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Robert R. (Buster) Dial

306 S. Church

Aztec, New Mexico

Dorothy Dial

306 S. Church

Aztec, New Mexico 87410

Richard Dial

318 S. Main

Aztec, New Mexico 87410

ARTICLE VIII.

The name and address of the incorporator of this corporation is:

Robert R. (Buster) Dial

306 S. Church

Aztec, New Mexico 87410

ARTICLE IX.

This corporation is formed with full intent to comply with all requirements of Section 1244 of the U.S. Internal Revenue Code.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29th day of November, 1976.

/s/ Robert R. Dial
Robert R. (Buster) Dial